                                                                                                NFO Worldwide, Inc.
SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 Years Ended December 31,
                                        1998              1997              1996             1995              1994
-------------------------------------------------------------------------------------------------------------------
Income Statement Data(2)

Revenues                            $275,351         $ 190,229         $ 154,943        $ 113,095         $90,435
Operating Income                      29,328            23,275            21,377           16,469          13,123
Net Income                            14,490            12,505            10,616            9,159           7,671
Basic Earnings per Share(1)         $    .68         $     .62         $     .53        $     .49         $   .41
Diluted Earnings per Share(1)       $    .67         $     .60         $     .51        $     .48         $   .41

Balance Sheet Data(2)

Working Capital                     $ 31,915         $  28,464         $  19,650        $  15,681         $   7,918
Total Assets                         451,798           170,274           125,443           86,781            75,465
Total Debt                           191,053            25,169             5,300            2,664             4,656
Stockholders' Equity                 121,763            96,724            74,397           51,226            41,180

(1) FOR COMPARABILITY, THE BASIC AND DILUTED EARNINGS PER SHARE REFLECT THE 3-FOR-2 STOCK SPLITS EFFECTED ON OCTOBER 15, 1997, FEBRUARY 5, 1996, AND APRIL 5, 1994.
(2) THE ABOVE TABLES HAVE BEEN PREPARED TO GIVE RETROACTIVE EFFECT TO THE MERGERS WITH PROGNOSTICS ON APRIL 1, 1997, AND THE MBL GROUP PLC. ON JULY 11, 1997, WHICH WERE ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD. FOR DISCUSSION OF ACQUISITIONS, SEE NOTE 18 TO THE CONSOLIDATED FINANCIAL STATEMENTS.

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